EXHIBIT 10.53
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                                CREDIT AGREEMENT

                                 by and between

                       VODAVI COMMUNICATIONS SYSTEMS, INC.


                                       and


                            COMERICA BANK-CALIFORNIA,














                                   Dated as of

                                 April 10, 2003







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                                TABLE OF CONTENTS

                                                                            PAGE

RECITALS .................................................................     1

ARTICLE 1   DEFINITION OF TERMS...........................................     2

          1.1    Definitions..............................................     2

          1.2    References...............................................     9

          1.3    Accounting Terms.........................................     9

ARTICLE 2   PAYMENTS, FEES, AND PREPAYMENT PROVISIONS.....................    10

          2.1    Payments.................................................    10

          2.2    Fees.....................................................    11

          2.3    Maintenance of Accounts..................................    11

          2.4    Prepayments..............................................    11

ARTICLE 2A  THE RLC.......................................................    12

          2A.1   RLC Commitment...........................................    12

          2A.2   Revolving Line of Credit.................................    12

          2A.3   RLC Advances.............................................    12

          2A.4   RLC Payments.............................................    12

          2A.5   Excess Balance Payment; RLC Clean-Up.....................    13

          2A.6   Conditions...............................................    13

          2A.7   Other RLC Advances by Lender.............................    13

          2A.8   Assignment...............................................    14

ARTICLE 2B  THE TERM LOAN.................................................    15

          2B.1   Term Loan Commitment.....................................    15

          2B.2   Term Loan................................................    15

          2B.3   Term Loan Advance........................................    15

          2B.4   Term Loan Payments.......................................    15

          2B.5   Conditions...............................................    16

          2B.6   Assignment...............................................    16

ARTICLE 3   SECURITY; GUARANTEE...........................................    17

          3.1    Security.................................................    17

          3.2    Security Documents.......................................    17

          3.3    Guarantee................................................    17

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                                TABLE OF CONTENTS
                                   (continued)

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ARTICLE 4   CONDITIONS PRECEDENT..........................................    18

          4.1    Initial or any Subsequent Advance........................    18

          4.2    No Event of Default......................................    19

          4.3    No Material Adverse Effect...............................    19

          4.4    Representations and Warranties...........................    19

ARTICLE 5   REPRESENTATIONS AND WARRANTIES................................    20

          5.1    Recitals.................................................    20

          5.2    Organization and Good Standing...........................    20

          5.3    Authorization and Power..................................    20

          5.4    Security Documents.......................................    20

          5.5    No Conflicts or Consents.................................    20

          5.6    No Litigation............................................    20

          5.7    Financial Condition......................................    21

          5.8    Taxes....................................................    21

          5.9    No Stock Purchase........................................    21

          5.10   Advances.................................................    21

          5.11   Enforceable Obligations..................................    21

          5.12   No Default...............................................    21

          5.13   Significant Debt Agreements..............................    21

          5.14   ERISA....................................................    22

          5.15   Compliance with Law......................................    22

          5.16   Solvent..................................................    22

          5.17   Investment Company Act...................................    22

          5.18   Title....................................................    22

          5.19   Survival of Representations, Etc.........................    22

          5.20   Environmental Matters....................................    22

          5.21   Licenses, Tradenames.....................................    22

ARTICLE 6   AFFIRMATIVE COVENANTS.........................................    23

          6.1    Financial Statements, Reports and Documents..............    23

                                       ii
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                                TABLE OF CONTENTS
                                   (continued)

                                                                            PAGE

          6.2    Maintenance of Existence and Rights; Conduct of
                   Business; Management ..................................    24

          6.3    Operations and Properties................................    24

          6.4    Authorizations and Approvals.............................    24

          6.5    Compliance with Law......................................    24

          6.6    Payment of Taxes and Other Indebtedness..................    24

          6.7    Compliance with Significant Debt Agreements and
                   Other Agreements ......................................    25

          6.8    Compliance with Credit Documents.........................    25

          6.9    Notice of Default........................................    25

          6.10   Other Notices............................................    25

          6.11   Books and Records; Access; Audits........................    25

          6.12   ERISA Compliance.........................................    25

          6.13   Further Assurances.......................................    25

          6.14   Insurance................................................    26

ARTICLE 7   NEGATIVE COVENANTS ...........................................    27

          7.1    Existence................................................    27

          7.2    Amendments to Organizational Documents...................    27

          7.3    Margin Stock.............................................    27

          7.4    Stock Repurchase.........................................    27

          7.5    Liens....................................................    27

          7.6    Transfer Collateral......................................    27

          7.7    Merger; Sale of Assets...................................    27

          7.8    Loans; Investments.......................................    27

          7.9    Capital Expenditures.....................................    27

          7.10   Indebtedness.............................................    28

          7.11   Financial Covenants......................................    28

ARTICLE 8   EVENTS OF DEFAULT.............................................    29

          8.1    Events of Default........................................    29

          8.2    Remedies Upon Event of Default...........................    31

          8.3    Performance by Lender....................................    32

                                       iii
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                                TABLE OF CONTENTS
                                   (continued)

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ARTICLE 9   MISCELLANEOUS.................................................    33

          9.1    Modification.............................................    33

          9.2    Waiver...................................................    33

          9.3    Payment of Expenses......................................    33

          9.4    Notices..................................................    33

          9.5    Governing Law; Jurisdiction, Venue.......................    34

          9.6    Invalid Provisions.......................................    34

          9.7    Binding Effect...........................................    34

          9.8    Entirety.................................................    35

          9.9    Headings.................................................    35

          9.10   Survival.................................................    35

          9.11   No Third Party Beneficiary...............................    35

          9.12   Time.....................................................    35

          9.13   Schedules and Exhibits Incorporated......................    35

          9.14   Counterparts.............................................    35

          9.15   Waiver of Jury Trial.....................................    35

EXHIBIT "A"      Form of Borrowing Notice

EXHIBIT "B"      Form of Compliance Certificate

EXHIBIT "C"      Form of Borrowing Base Certificate

EXHIBIT "D"      Form of Subordination Agreement

EXHIBIT "E-1"    Form of Waiver/Release of Lien Rights (Landlord)

EXHIBIT "E-2"    Form of Waiver/Release of Lien Rights (Warehouse)

SCHEDULE 7.10    Indebtedness

                                CREDIT AGREEMENT

     BY THIS CREDIT AGREEMENT (together with any amendments or modifications, the "Credit Agreement"), entered into as of the 10th day of April, 2003 by and between VODAVI COMMUNICATIONS SYSTEMS, INC., an Arizona corporation (the "Borrower"), and COMERICA BANK-CALIFORNIA, a California banking corporation (the "Lender"), in consideration of the mutual promises herein contained and for other valuable consideration, the parties hereto do hereby agree as follows:

                                    RECITALS

     A. Borrower has requested that Lender establish the following financial accommodations:

          (i) A revolving line of credit facility (the "RLC") in the principal amount of FIVE MILLION AND NO/100 DOLLARS ($5,000,000.00) (the "RLC Commitment") for the purpose of funding Borrower's working capital and stock repurchases.

          (ii) A term loan (the "Term Loan") in the principal amount of One
     Million   and   No/100   Dollars   ($1,000,000.00)   (the  "Term  Loan
     Commitment") for the purpose of funding Borrower's stock repurchases.

     B. As a condition for extending such financial accommodations, Lender has required that Borrower enter into this Credit Agreement, which establishes the terms and conditions thereof.

                                   ARTICLE 1

                               DEFINITION OF TERMS

     1.1 DEFINITIONS. For the purposes of this Credit Agreement, unless the context otherwise requires, the following terms shall have the respective meanings assigned to them in this Article 1 or in the Section hereof referred to below:

          "ADVANCE"  means  an  RLC  Advance  or  the  Term  Loan  Advance,   as
applicable.

          "AFFILIATE" of any Person means any Person which, directly or indirectly, controls or is controlled by such Person. For the purposes of this definition, "control" (including, with correlative meanings, the term "controlled by"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise. The parties agree that LG Electronics, Inc. ("LG") shall not be deemed to be an Affiliate of Borrower or Guarantor so long as LG does not own 40% or more of the stock of Guarantor.

          "AUTHORIZED OFFICER" means one or more officers of Borrower duly authorized (and so certified to Lender by the corporate secretary of Borrower pursuant to a certificate of authority and incumbency from time to time satisfactory to Lender in the exercise of Lender's reasonable discretion), acting alone, to request Advances under the provisions of this Credit Agreement and execute and deliver documents, instruments, agreements, reports, statements and certificates in connection herewith.

          "BANKING DAY" means a day of the year on which banks are not required or authorized to close in San Jose, California and Phoenix, Arizona.

          "BORROWER": See the Preamble hereto.

          "BORROWING BASE" means the sum of (i) seventy-five percent (75.0%) of the Eligible Accounts (the "Accounts Availability") plus (ii) an amount not to exceed the lesser of forty percent (40.0%) of the Eligible Inventory or fifty percent (50.0%) of the Accounts Availability.

          "BORROWING BASE CERTIFICATE" means a certificate substantially in the form attached hereto as Exhibit "C".

          "CHANGE IN CONTROL" means the acquisition by any Person or two or more Persons acting in concert of Control of the Borrower, without the prior written consent of Lender, if different than the state of affairs as of the Closing Date.

          "CLEAN-UP NON-COMPLIANCE": See Section 2A.5(b) hereto.

          "CLOSING DATE" means the date of delivery of this Credit Agreement.

          "CODE" means the Internal Revenue Code of 1986, as amended.

          "COLLATERAL" means all property subject to the Security Documents.

          "CONTROL" when used with respect to any Person means the power, directly or indirectly, to direct the management policies of such Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "CONTROLLED GROUP" means, severally and collectively, the members of the group controlling, controlled by and/or in common control of Borrower, within the meaning of Section 4001(b) of ERISA.

          "CREDIT AGREEMENT": See the Preamble hereto.

          "CREDIT DOCUMENTS" means this Credit Agreement, the Note (including any renewals, extensions and refundings thereof), the Security Documents, the Guarantee and any written agreements, certificates or documents (and with respect to this Credit Agreement and such other written agreements and documents, any amendments or supplements thereto or modifications thereof) executed or delivered pursuant to the terms of this Credit Agreement.

          "CREDIT EXPOSURE" means the aggregate outstanding principal balance of the RLC and the Term Loan.

          "CURRENT RATIO" means current assets of Guarantor divided by its current liabilities.

          "DEFAULT RATE" means at any time five percent (5%) per annum over the then applicable interest rate of the RLC.

          "DOLLARS" and the sign "$" mean lawful currency of the United States of America.

          "EBIT" means the net income of a Person plus the interest and tax expenses deducted in calculating such net income.

          "EFFECTIVE NET WORTH" means the total equity of a Person plus the amount of any Subordinated Debt, but less any amount owed to Borrower by any Person that is an Affiliate of or is related to Borrower, and less any intangible assets, all as determined in accordance with GAAP.

          "ELIGIBLE ACCOUNTS" means those accounts receivable of Borrower as Lender in its reasonable discretion shall determine are eligible from time to time. Eligible Accounts shall not include any of the following:

          (a) Account balances over ninety (90) calendar days from invoice date.

          (b) Accounts with respect to which the account debtor is an officer, director, shareholder, employee, subsidiary or affiliate of Borrower.

          (c) Accounts with respect to which 25% or more of the account debtor's total accounts or obligations outstanding to Borrower are more than 90 calendar days from invoice date.

          (d) As to accounts, including without limitation accounts owed by Affiliates of the account obligor, representing more than 25% (30% for Graybar Electric) of Borrower's total accounts receivable, the balance in excess of 25% (30% for Graybar Electric) is not eligible.

          (e) Accounts with respect to international transactions (other than Canadian transactions approved by Lender in its reasonable discretion) unless insured by an insurance company acceptable to Lender in its reasonable discretion or covered by letters of credit issued or confirmed by a bank acceptable to Lender or unless otherwise acceptable to Lender, in its reasonable discretion.

          (f) Credit balances greater than ninety (90) calendar days from invoice date.

          (g) Accounts where the account debtor is a seller to Borrower, whereby a potential offset (contra) exists, to the extent of the offset.

          (h) Consignment or guaranteed sales.

          (i) Bill and hold accounts.

          (j) Contracts receivable.

          (k) Progress billings.

          "ELIGIBLE INVENTORY" means that inventory of Borrower that consists of finished goods, that is located in the United States and that consists of Collateral, all of which shall be valued at the lower of actual cost or market value in accordance with GAAP.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, together with all final and permanent regulations issued pursuant thereto. References herein to sections and subsections of ERISA are deemed to refer to any successor or substitute provisions therefor.

          "EVENT OF DEFAULT": See Section 8.1.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934.

          "FEE": See Section 2.2(a).

          "FINANCIAL COVENANTS": See Section 7.11 hereof.

          "GAAP" means those generally accepted accounting principles and practices which are recognized as such by the American Institute of Certified Public Accountants acting through its Accounting Principles Board or by the

Financial Accounting Standards Board or through other appropriate boards or committees thereof and which are consistently applied for all periods after the date hereof so as to properly reflect the financial condition, and the results of operations and changes in the financial position, of Borrower, including without limitation accounting rules promulgated pursuant to Regulations SX and SK, except that any accounting principle or practice required to be changed by the said Accounting Principles Board or Financial Accounting Standards Board (or other appropriate board or committee of the said Boards) in order to continue as a generally accepted accounting principle or practice may be so changed.

          "GOVERNMENTAL  AUTHORITY"  means  any  government  (or  any  political subdivision or jurisdiction thereof), court, bureau, agency or other governmental authority having jurisdiction over Borrower or any of its business, operations or properties.

          "GUARANTEE": See Section 3.3 hereof.

          "GUARANTOR" means VODAVI TECHNOLOGY, INC., a Delaware corporation.

          "INDEBTEDNESS" of a Person means each of the following (without duplication): (a) obligations of that Person to any other Person for payment of borrowed money, (b) capital lease obligations, (c) notes and drafts drawn or accepted by that Person payable to any other Person, whether or not representing obligations for borrowed money (but without duplication of indebtedness for borrowed money), (d) any obligation for the purchase price of property the payment of which is deferred for more than one year or evidenced by a note or equivalent instrument, (e) guarantees of Indebtedness of third parties, and (f) a recourse or nonrecourse payment obligation of any other Person that is secured by a Lien on any property of the first Person, whether or not assumed by the first Person, up to the fair market value (from time to time) of such property (absent manifest evidence to the contrary, the fair market value of such property shall be the amount determined under GAAP for financial reporting purposes).

          "LENDER": See the Preamble hereto.

          "LEVERAGE RATIO" means the ratio of the Indebtedness of Guarantor less its Subordinated Debt, to its Effective Net Worth.

          "LIEN" means any lien, mortgage, security interest, tax lien, pledge, encumbrance, conditional sale or title retention arrangement, or any other interest in property designed to secure the repayment of Indebtedness whether arising by agreement or under any statute or law, or otherwise.

          "LOAN" or "LOANS", each a Loan, means the RLC and/or the Term Loan, as applicable.

          "MATERIAL ADVERSE EFFECT" means any circumstance or event which (i) has any material adverse effect upon the validity or enforceability of any Credit Document, (ii) materially impairs the ability of Borrower to fulfill its obligations under the Credit Documents, or (iii) causes an Event of Default or any event which, with notice or lapse of time or both, could reasonably be expected to become an Event of Default.

          "MATURITY DATE" means the RLC Maturity Date.

          "NOTE" or "NOTES", each a Note, means the RLC Note and/or the Term Loan Note, as applicable.

          "OBLIGATION" means all present and future indebtedness, obligations and liabilities of Borrower to Lender, and all renewals and extensions thereof, or any part thereof, arising pursuant to this Credit Agreement or represented by the Note, including without limitation the Loan and all interest accruing thereon, and attorneys' fees incurred in the enforcement or collection thereof, regardless of whether such indebtedness, obligations and liabilities are direct, indirect, fixed, contingent, joint, several or joint and several; together with all indebtedness, obligations and liabilities of Borrower evidenced or arising pursuant to any of the other Credit Documents, and all renewals and extensions thereof, or part thereof.

          "PAYMENT DATE" means the fifth day of each month, provided that if any such day is not a Banking Day, then such Payment Date shall be the next successive Banking Day.

          "PBGC"  means  the  Pension  Benefit  Guaranty  Corporation,  and  any
successor  to  all  or  substantially   all  of  the  Pension  Benefit  Guaranty
Corporation's functions under ERISA.

          "PERMITTED CREDIT EXPOSURE" means:

                    (i)  prior  to  the  Term   Loan   Advance   Date,  the
     lesser of the RLC Commitment or the Borrowing Base;

                    (ii) for the first year after the Term Loan Advance Date, the lesser of (A) the aggregate amount of the RLC Commitment and the Term Loan Commitment, and (B) the sum of the Borrowing Base and $500,000.00; and

                    (iii) after the first year after the Term Loan Advance Date, the lesser of (A) the aggregate amount of the RLC Commitment and the Term Loan Commitment, and (B) the Borrowing Base.

          "PERMITTED LIENS" means:

          (a) Liens in Lender's favor.

          (b) Liens for taxes or other governmental charges not delinquent or which the nonpayment of which is permitted under Section 5.8 or
     Section 6.6;

          (c)  Pledges or  deposits  securing  obligations  under  worker's
     compensation,   unemployment  insurance,  social  security  or  public
     liability laws or similar legislation;

          (d) Pledges or deposits securing bids, tenders, contracts (other than contracts for the payment of money) or leases which Borrower is a party as lessee, made in the ordinary course of business in an aggregate amount at any time not to exceed $200,000.00;

          (e)  Deposits   securing  public  or  statutory   obligations  of
     Borrower;

          (f) Inchoate and unperfected workers', mechanics', suppliers' or similar liens arising in the ordinary course of business;

          (g) Carriers', warehouseman's or similar possessory liens or landlord liens arising in the ordinary course of business and securing indebtedness not yet due and payable (or being contested in good faith) in an aggregate amount not in excess of $50,000.00 at any time;

          (h) Deposits securing, or in lieu of, surety, appeal or customs bonds in proceedings in which Borrower is a party;

          (i) Any attachment or judgment lien, unless the judgment it secures shall not, within 60 days after the entry thereof, have been discharged or execution thereof stayed pending an appeal, or shall not have been discharged within 60 days after the expiration of any such stay;

          (j) Zoning restrictions, easements, licenses, or other restrictions on the use of real property or other minor irregularities in title (including leasehold title) thereto, so long as the same does not materially impair the use, value or marketability of such real property, leases or leasehold estates; or

          (k) Liens or security interests securing Indebtedness permitted to be incurred under Section 7.10.

          "PERSON"  includes an individual,  a corporation,  a joint venture,  a
partnership,   a  trust,  a  limited  liability   Borrower,   an  unincorporated
organization or a government or any agency or political subdivision thereof.

          "PLAN" means an employee defined benefit plan or other plan maintained by Borrower for employees of Borrower and covered by Title IV of ERISA, or subject to the minimum funding standards under Section 412 of the Code.

          "PRIME RATE" means that rate so announced by Lender as its "base rate" from time to time and which serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto. The Variable Rate shall fluctuate with any change in the Prime Rate, and such fluctuation in the interest rate shall be effective on the effective date of each and every change in the Prime Rate as, from time to time, announced by Lender at its corporate headquarters in San Jose, California. Should Lender no long exist or fail to announce a "base rate," the Prime Rate shall be the annual rate of interest publicly announced from time to time by Comerica Bank or its successors as its "reference" rate of interest.

          "QUARTERLY END DATE" means each March 31, June 30, September 30 and December 31.

          "REGULATION U" means Regulation U promulgated by the Board of Governors of the Federal Reserve System, 12 C.F.R. Part 221, or any other regulation hereafter promulgated by said Board to replace the prior Regulation U and having substantially the same function.

          "REPORTABLE  EVENT"  means  any  "reportable  event" as  described  in
Section 4043(b) of ERISA with respect to which the thirty (30) day notice requirement has not been waived by the PBGC.

          "RLC" means that revolving line of credit made available by Lender to Borrower pursuant to Article 2A hereof.

          "RLC ADVANCE" means a disbursement of the proceeds of the RLC.

          "RLC    COMMITMENT"    means   Five   Million   And   No/100   Dollars
($5,000,000.00).

          "RLC COMMITMENT FEE" means Six Thousand Two Hundred Fifty and No/100 Dollars ($6,250.00).

          "RLC MATURITY DATE" means April 30, 2005.

          "RLC NOTE" means that Promissory Note dated of even date herewith in the amount of the RLC, executed by Borrower and delivered pursuant to the terms of this Credit Agreement, together with any renewals, extensions, modifications or replacements thereof.

          "SEC" means the Securities and Exchange Commission.

          "SECURITY AGREEMENT": See Section 3.1 hereof.

          "SECURITY DOCUMENTS": See Section 3.2 hereof.

          "SIGNIFICANT DEBT AGREEMENT" means all documents, instruments and agreements executed by a Person, evidencing, securing or ensuring any
Indebtedness of such Person or any guaranty in excess of $100,000.00 in outstanding principal (or principal equivalent) amount.

          "SUBORDINATED DEBT" means Indebtedness of a Person subordinated to the payment of the Obligation pursuant to written agreements acceptable to Lender.

          "SUBORDINATION    AGREEMENT"    means   a   Subordination    Agreement
substantially in form attached hereto as Exhibit "D".

          "TERM BALANCE" means the principal balance outstanding at the end of the fiscal year (the "Term Balance Date") during which there has occurred a Clean-Up Non-Compliance.

          "TERM BALANCE DATE": See the definition of Term Balance.

          "TERM LOAN" means that term loan made available by Lender to Borrower pursuant to Article 2B hereof.

          "TERM LOAN ADVANCE" means a disbursement of the proceeds of the Term Loan.

          "TERM LOAN ADVANCE DATE" means that date on which the Term Loan Advance is disbursed to Borrower.

          "TERM  LOAN   COMMITMENT"   means  One  Million  and  No/100   Dollars
($1,000,000.00).

          "TERM LOAN COMMITMENT FEE" means Five Thousand and No/100 Dollars ($5,000.00).

          "TERM LOAN DEADLINE" means September 30, 2003.

          "TERM LOAN MATURITY DATE" means the earlier of September 30, 2006 or thirty-six (36) months after the Term Loan Advance Date.

          "TERM LOAN NOTE" means that Promissory Note dated of even date herewith in the amount of the Term Loan Commitment, executed by Borrower and delivered pursuant to the terms of this Credit Agreement, together with any renewals, extensions, modifications or replacements there.

          "TERM LOAN VARIABLE RATE" means the rate per annum equal to one-half percent (0.5%) in excess of the Prime Rate per annum as in effect from time to time.

          "VARIABLE RATE" means the rate per annum equal to the Prime Rate per annum as in effect from time to time.

     1.2 REFERENCES. Capitalized terms shall be equally applicable to both the singular and the plural forms of the terms therein defined. References to "Credit Agreement," "this Agreement," "herein," "hereof," "hereunder," or other like words mean this Credit Agreement as amended, supplemented, restated or otherwise modified and in effect from time to time.

     1.3 ACCOUNTING TERMS. Except as expressly provided to the contrary herein, all accounting terms shall be interpreted and all accounting determinations shall be made in accordance with GAAP, except as otherwise specifically provided for herein. To the extent any change in GAAP affects any computation or determination required to be made pursuant to this Credit Agreement, such computation or determination shall be made as if such change in GAAP had not occurred unless Borrower and Lender agree in writing on an adjustment to such computation or determination to account for such change in GAAP.

                                   ARTICLE 2

                    PAYMENTS, FEES, AND PREPAYMENT PROVISIONS

     2.1 PAYMENTS.

          (a) All payments and prepayments by the Borrower of principal of and interest on the Note and all fees, expenses and any other Obligation payable to Lender in connection with the Loan shall be nonrefundable and made in Dollars or immediately available funds to Lender not later than 2:00 p.m. (San Jose, California local time), on the dates called for under this Credit Agreement, at the office of Lender in San Jose, California. Funds received after such hour shall be deemed to have been received by Lender on the next Banking Day.

          (b) Unless otherwise required by applicable law, payments will be applied first to accrued, unpaid interest, then to principal, and any remaining amount to any unpaid collection costs, late charges and other charges; provided, however, upon delinquency or other default, Lender reserve the right to apply payments among principal, interest, late charges, collection costs and other charges at its discretion.

          (c) Interest shall be due and payable on the Loan on each Payment Date and on the Maturity Date.

          (d) Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Banking Day, such payment shall be made on the next succeeding Banking Day, and such extension of time shall in such case be included in the computation of interest, commission or fee, as the case may be.

          (e) Borrower authorizes Lender to collect all interest, fees, costs, and/or expenses due under this Credit Agreement by charging Borrower's demand deposit account maintained by Borrower with Lender as designated on the Automatic Debit Authorization of even date herewith executed by Borrower, for the full amount thereof. Should there be insufficient funds in any such demand deposit account to pay all such sums when due, the full amount of such deficiency shall be immediately due and payable by Borrower.

          (f) If any payment of interest and/or principal is not received by Lender within ten (10) days of when such payment is due, then in addition to the remedies conferred upon the Lender under the Credit Documents, a late charge of five percent (5%) of the amount of the installment due and unpaid will be added to the delinquent amount to compensate the Lender for the expense of handling the delinquency for any payment past due in excess of ten (10) days, regardless of any notice and cure period.

          (g) Upon the occurrence of an Event of Default and after maturity, including maturity upon acceleration, the unpaid principal balance, all accrued and unpaid interest and all other amounts payable hereunder shall bear interest at the Default Rate.

     2.2 FEES.

          (a) Borrower agrees to pay to Lender on the Closing Date a non-refundable RLC fee of $25,000.00 and a reasonable documentation fee (collectively, the "Fee").

          (b) Borrower agrees to pay Lender the Commitment Fee on the Closing Date and on the first anniversary thereof.

          (c) Borrower agrees to pay a non-refundable Term Loan Commitment Fee on the Closing Date.

          (d) Borrower agrees to pay to Lender, upon written notice to Borrower, Lender's fees and costs as provided herein (including, without limitation, reasonable attorneys' fees and costs pursuant to
     Section 9.3 and the costs associated with any audit conducted pursuant to this Credit Agreement).

     2.3 MAINTENANCE OF ACCOUNTS. Lender shall maintain, in accordance with its usual practice, an account or accounts evidencing the indebtedness of the Borrower and the amounts payable and paid from time to time hereunder. In any legal action or proceeding in respect of this Credit Agreement, the entries made in the ordinary course of business in such account or accounts shall be evidence of the existence and amounts of the obligations of the Borrower therein recorded. The failure to record any such amount shall not, however, limit or otherwise affect the obligations of the Borrower hereunder to repay all amounts owed hereunder, together with all interest accrued thereon as provided in the Note.

     2.4 PREPAYMENTS. Borrower may prepay the outstanding principal balance of the Loan in whole or in part at any time prior to the Maturity Date, without any penalty or premium.

                                   ARTICLE 2A

                                     THE RLC

     2A.1 RLC COMMITMENT. Lender agrees to loan to, and Borrower agrees to draw upon and borrow, in the manner and upon the terms and conditions contained in this Credit Agreement, such that the aggregate outstanding balance of the RLC at any time, including without limitation the Term Balance, shall not exceed the RLC Commitment or that the Credit Exposure shall not exceed the Permitted Credit Exposure. The amount of the Term Balance that may be outstanding at any time shall be deemed to be RLC Advances outstanding at such time and shall reduce the amount of the RLC available for further RLC Advances.

     2A.2 REVOLVING LINE OF CREDIT.

          (a) Subject to the terms and conditions set forth in this Credit Agreement, the RLC shall be a revolving line of credit, against which RLC Advances may be made to Borrower, repaid by Borrower and new RLC Advances made to Borrower, as Borrower may request, provided that (i) no RLC Advance shall be made if an Event of Default shall be continuing, (ii) no RLC Advance shall be made that would cause the outstanding principal balance of the RLC, including without limitation the Term Balance, to exceed the RLC Commitment, (iii) no RLC Advance shall be made that would cause the Credit Exposure to exceed the Permitted Credit Exposure, and (iv) no RLC Advance shall be made on or after the RLC Maturity Date.

          (b) The RLC shall be evidenced by the RLC Note.

     2A.3 RLC ADVANCES.

          (a) An RLC Advance shall be made by Lender to Borrower upon written notice from Borrower in substantially the form attached hereto as Exhibit "A" hereof from an Authorized Officer (which notice Borrower hereby authorizes Lender to accept by telefacsimile) and shall in addition to complying with the other requirements in this Credit Agreement, (i) specify the date and amount of the RLC Advance and (ii) specify whether the purpose of the RLC Advance is to repurchase stock. Subject to compliance with any other conditions herein, RLC Advances may be made in any amount.

          (b) In the event that any RLC Advance is for the purpose of making a purchase of Borrower's stock, Borrower shall show that it shall be in compliance with Section 7.4, after giving effect to the purchase.

     2A.4 RLC PAYMENTS. The RLC shall bear interest and be payable to Lender upon the following terms and conditions:

          (a) Interest on the RLC shall accrue at the Variable Rate.

          (b) All accrued and unpaid interest on the RLC through the end of the preceding month shall be due and payable on each Payment Date.

          (c) Except for any Term Balance, the unpaid principal balance, all accrued and unpaid interest and all other amounts payable with respect to the RLC shall be due and payable in full on the RLC Maturity Date.

          (d) As to any Term Balance:

               (i) In addition to interest on the Term Balance, payments of principal in an amount sufficient to fully amortize the Term Balance over thirty-six equal monthly payments shall be due and payable on each Payment Date, commencing on the first Payment Date after the Term Balance Date.

               (ii) The unpaid principal Term Balance and all accrued and unpaid interest on the Term Balance shall be due and payable in full on the third anniversary of the Term Balance Date.

     2A.5 EXCESS BALANCE PAYMENT; RLC CLEAN-UP.

          (a) There shall be due and payable from Borrower to Lender, and Borrower shall repay to Lender, within five (5) days of written demand from Lender, from time to time, any amount by which the Credit Exposure exceeds the Permitted Credit Exposure.

          (b) Borrower shall cause the unpaid balance of the RLC, other than any outstanding Term Balance, to be Zero Dollars ($0) for at least thirty (30) consecutive days during each fiscal year. Failure to do so shall be a "Clean-Up Non-Compliance."

     2A.6 CONDITIONS. Lender shall have no obligation to make any RLC Advance unless and until all of the conditions and requirements of this Credit Agreement are fully satisfied. However, Lender in its sole and absolute discretion may elect to make one or more RLC Advances prior to full satisfaction of one or more such conditions and/or requirements. Notwithstanding that such an RLC Advance or RLC Advances are made, such unsatisfied conditions and/or requirements shall not be waived or released thereby. Borrower shall be and continue to be obligated to fully satisfy such conditions and requirements, and Lender, at any time, in Lender's sole and absolute discretion, may stop making RLC Advances until all conditions and requirements are fully satisfied.

     2A.7 OTHER RLC ADVANCES BY LENDER. Lender, after giving fifteen (15) days prior written notice to Borrower to allow for corrective action, from time to time, may make RLC Advances in any amount in payment of (i) insurance premiums, taxes, assessments, liens or encumbrances existing against property encumbered by the Security Documents, (ii) interest accrued and payable upon the RLC, (iii) any charges and expenses that are the obligation of Borrower under this Credit Agreement or any Security Document, and (iv) any charges or matters necessary to preserve the property encumbered by the Security Documents or to cure any still existing Event of Default.

     2A.8 ASSIGNMENT. Borrower shall have no right to any RLC Advance other than to have the same disbursed by Lender in accordance with the disbursement provisions contained in this Credit Agreement. Any assignment or transfer, voluntary or involuntary, of this Credit Agreement or any right hereunder shall not be binding upon or in any way affect Lender without its written consent; Lender may make RLC Advances under the disbursement provisions herein, notwithstanding any such assignment or transfer.

                                   ARTICLE 2B

                                  THE TERM LOAN

     2B.1 TERM LOAN COMMITMENT. Lender agrees to loan to, and Borrower agrees to draw upon and borrow in a single Term Loan Advance, in the manner and upon the terms and conditions contained in this Credit Agreement, the Term Loan, which Term Loan Advance shall not exceed the Term Loan Commitment.

     2B.2 TERM LOAN.

          (a) Subject to the terms and conditions set forth in this Credit Agreement, the Term Loan shall be a single advance line of credit, provided that (i) the Term Loan Advance shall not be made if an Event of Default shall be continuing, and (ii) the Term Loan Advance shall not be made after the Term Loan Deadline.

          (b) The Term Loan shall be evidenced by the Term Loan Note.

     2B.3 TERM LOAN ADVANCE.

          (a) The Term Loan Advance shall be made by Lender to Borrower upon written notice from Borrower from an Authorized Officer (which notice Borrower hereby authorizes Lender to accept by telefacsimile) and shall, in addition to complying with the other requirements in this Credit Agreement, specify the date and amount of the Term Loan Advance. Subject to compliance with any other conditions herein, the Term Loan Advance may be made in any amount.

          (b) The Term Loan Advance shall be made solely for the purpose of making a purchase of Borrower's stock.

     2B.4 TERM LOAN PAYMENTS. The Term Loan shall bear interest and be payable to Lender upon the following terms and conditions:

          (a) Interest on the Term Loan shall accrue at the Term Loan Variable Rate.

          (b) All accrued and unpaid interest on the Term Loan through the end of the preceding month shall be due and payable on each Payment Date.

          (c) In addition to interest on the principal balance of the Term Loan, payments of principal in an amount sufficient to fully amortize the principal balance over sixty (60) equal monthly payments shall be due and payable on each Payment Date, commencing on the first Payment Date after the Term Loan Advance Date.

          (d) The unpaid principal balance, all accrued and unpaid interest and all other amounts payable with respect to the Term Loan shall be due and payable in full on the Term Loan Maturity Date.

     2B.5 CONDITIONS. Lender shall have no obligation to make the Term Loan Advance unless and until all of the conditions and requirements of this Credit Agreement are fully satisfied. However, Lender in its sole and absolute discretion may elect to make the Term Loan Advance prior to full satisfaction of one or more such conditions and/or requirements. Notwithstanding that such Term Loan Advance is made, such unsatisfied conditions and/or requirements shall not be waived or released thereby. Borrower shall be and continue to be obligated to fully satisfy such conditions and requirements.

     2B.6 ASSIGNMENT. Borrower shall have no right to the Term Loan Advance other than to have the same disbursed by Lender in accordance with the disbursement provisions contained in this Credit Agreement. Any assignment or transfer, voluntary or involuntary, of this Credit Agreement or any right hereunder shall not be binding upon or in any way affect Lender without its written consent; Lender may make the Term Loan Advance under the disbursement provisions herein, notwithstanding any such assignment or transfer.

                                   ARTICLE 3

                               SECURITY; GUARANTEE

     3.1 SECURITY. So long as any Loan is outstanding, Borrower shall cause such Loan and Borrower's obligations under this Credit Agreement to be secured at all times by a valid and effective security agreement (the "Security Agreement"), duly executed and delivered by or on behalf of Borrower, granting Lender a valid and enforceable security interest in all of its personal property as described therein, subject to no prior Liens except for Permitted Liens. Personal property leased by Borrower from a third party pursuant to an operating lease as determined under GAAP shall not be subject to said security interest on behalf of Lender and any lease agreement related to such leased personal property shall, for purposes of this Credit Agreement, not be deemed a Lien.

     3.2 SECURITY DOCUMENTS. All of the documents required by this Article 3 shall be in form satisfactory to Lender and Lender's counsel, and, together with any financing statements for filing and/or recording, and any other items required by Lender to fully perfect and effectuate the liens and security interests of Lender contemplated by the Security Agreement, and this Credit Agreement, may heretofore or hereinafter be referred to as the "Security Documents."

     3.3 GUARANTEE. So long as the Loan is outstanding, Borrower shall cause the Loan and Borrower's obligations under this Credit Agreement to be guaranteed under a Continuing Guarantee (the "Guarantee") from the Guarantor.

                                   ARTICLE 4

                              CONDITIONS PRECEDENT

     The obligation of Lender to make the Loan and to make each and any Advance hereunder is subject to the full prior satisfaction at each such time of each of the following conditions precedent:

     4.1 INITIAL OR ANY SUBSEQUENT ADVANCE. Prior to its making the initial Advance or any subsequent Advance, Lender shall have received the following each in form and substance satisfactory to Lender:

          (a) THIS CREDIT AGREEMENT. This Credit Agreement, duly executed and delivered to Lender by Borrower.

          (b) THE RLC NOTE AND THE TERM LOAN NOTE. The RLC Note and the Term Loan Note, each duly executed by Borrower, drawn to the order of Lender and otherwise as provided in Articles 2A and 2B hereof.

          (c) ORGANIZATIONAL DOCUMENTS. A copy of the current organizational documents of Borrower and Guarantor, including as to each all amendments thereto, certified as current and complete by the appropriate authority of the state of its formation, together with evidence of its good standing in its state of formation.

          (d) RESOLUTION. A certified copy of the resolutions of Borrower and Guarantor, each authorizing to the extent applicable the RLC, the execution, delivery, and performance of this Credit Agreement, the RLC Note, the Credit Documents, all advances of credit hereunder and the Guarantee.

          (e) SECURITY AGREEMENT. The Security Agreement, duly executed and delivered to Lender by Borrower.

          (f) GUARANTEE. The Guarantee, duly executed and delivered to Lender by Guarantor.

          (g) SUBORDINATION AGREEMENTS. Subordination Agreements acceptable to Lender executed by each Affiliate of Borrower to which it has Indebtedness outstanding, substantially in the form of Exhibit D hereto.

          (h) LENDER'S FEES AND COSTS. Payment of the Fee, the Commitment Fee due on the Closing Date, and the Term Loan Commitment Fee, plus Lender's other fees and costs.

          (i) COMPLIANCE CERTIFICATE. A Compliance Certificate substantially in the form of Exhibit "B" attached hereto, indicating that Borrower is in compliance with the Financial Covenants as of March 31, 2003.

          (j) FINANCING STATEMENTS. A Financing Statement naming Borrower as debtor and Lender as secured party to be filed with the Arizona Secretary of State.

          (k) ACCOUNTS RECEIVABLE. A listing and aging of the accounts receivable of Borrower as of March 31, 2003.

          (l) INVENTORY.  A listing of Borrower's inventory as of March 31,
     2003.

          (m) FINANCIAL STATEMENTS. Financial Statements of Guarantor as of December 31, 2002.

          (n) LANDLORD WAIVERS. To the extent reasonably available on the Closing Date, lien waivers executed by the landlord of each leased premises where Collateral is located, substantially in the form of Exhibit E hereto; provided that Lender in its reasonable discretion may accept other forms of lien waivers or subordinations and that Borrower shall provide to Lender within sixty (60) days of the Closing Date any landlord lien waivers not reasonably available on the Closing Date.

          (o) ADDITIONAL INFORMATION. Such other information and documents as may reasonably be required by Lender or Lender's counsel.

     4.2 NO EVENT OF DEFAULT. No Event of Default known to Borrower shall have occurred and be continuing, or result from Lender's making of any Loan.

     4.3 NO MATERIAL ADVERSE EFFECT. Since the date of the most recent financial statements provided to Lender by Borrower, no change shall have occurred in the business or financial condition of Borrower that could have a Material Adverse Effect.

     4.4 REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in Article 5 hereof shall be true and correct in all material respects, with the same force and effect as though made on and as of the Closing Date (other than those of such representations which by their express terms speak to a date prior to that date, which representations shall, in all material respects, be true and correct as of such respective date).

                                   ARTICLE 5

                         REPRESENTATIONS AND WARRANTIES

     To induce Lender to make the Loans, Borrower represents and warrants to Lender that:

     5.1 RECITALS. The recitals and statements of intent appearing in this Credit Agreement are true and correct.

     5.2 ORGANIZATION AND GOOD STANDING. It is duly organized, validly existing and in good standing in all states in which the nature of its business and property makes such qualifications necessary or appropriate, except where the failure to so qualify would not have a Material Adverse Effect. It has the legal power and authority to own its properties and assets and to transact the business in which it is engaged and is or will be qualified in those states wherein the nature of its proposed business and property will make such qualifications necessary or appropriate in the future, except where the failure to have such legal right or to so qualify would not have a Material Adverse Effect.

     5.3 AUTHORIZATION AND POWER. It has the power and requisite authority to execute, deliver and perform this Credit Agreement, the Note and the other Credit Documents to be executed by it; it is duly authorized to, and has taken all action, corporate or otherwise, necessary to authorize it to, execute, deliver and perform this Credit Agreement, the Note and such other Credit Documents and is and will continue to be duly authorized to perform this Credit Agreement, the Note and such other Credit Documents.

     5.4 SECURITY DOCUMENTS. The liens, security interests and assignments created by the Security Documents will, when granted, be valid, effective and enforceable liens, security interests and assignments, except to the extent (if any) otherwise agreed in writing by Lender.

     5.5 NO CONFLICTS OR CONSENTS. Neither the execution and delivery of this Credit Agreement, the Notes or the other Credit Documents to which it is a party, nor the consummation of any of the transactions herein or therein contemplated, nor compliance with the terms and provisions hereof or with the terms and provisions thereof, (a) will materially contravene or conflict with:
(i) any provision of law, statute or regulation to which it is subject, (ii) any judgment, license, order or permit applicable to it, or (iii) any Significant Debt Agreement, or (b) will violate any provision of its organizational documents. No consent, approval, authorization or order of any court or Governmental Authority or other Person is required in connection with the execution and delivery by it of the Credit Documents or to consummate the transactions contemplated hereby or thereby, or if required, such consent, approval, authorization or order shall have been obtained, except where the failure to obtain such consent, approval, authorization or order would not have a Material Adverse Effect.

     5.6 NO LITIGATION. Except for those matters that have been previously disclosed to Lender in writing, there are no actions, suits or legal, equitable, arbitration or administrative proceedings pending, or to its actual knowledge overtly threatened, against Borrower that would, if adversely determined, have a Material Adverse Effect.

     5.7 FINANCIAL CONDITION. It has delivered to Lender copies of the Borrower's most recent financial statements. Such financial statements, in all material respects, fairly and accurately present the financial position of Borrower as of such date, have been prepared in accordance with GAAP and neither contain any untrue statement of a material fact nor fail to state a material fact required in order to make such financial statement not misleading (as to the unaudited interim financial statements, subject to the normal year-end adjustments and the absence of footnotes). Since the date thereof, Borrower has not discovered any obligations, liabilities or indebtedness (including contingent and indirect liabilities and obligations or unusual forward or long-term commitments) which in the aggregate are material and adverse to the financial position or business of Borrower that should have been but were not reflected in such financial statements. No changes having a Material Adverse Effect have occurred in the financial condition or business of Borrower since the date of such financial statements.

     5.8 TAXES. It has filed or caused to be filed all returns and reports which are required to be filed by any jurisdiction, and has paid or made provision for the payment of all taxes, assessments, fees or other governmental charges imposed upon its properties, income or franchises, as to which the failure to file or pay would have a Material Adverse Effect, except such assessments or taxes, if any, which are being contested in good faith by appropriate proceedings.

     5.9 NO STOCK PURCHASE. No part of the proceeds of any financial accommodation made by Lender in connection with this Credit Agreement will be used to purchase or carry "margin stock," as that term is defined in Regulation U, or to extend credit to others for the purpose of purchasing or carrying such margin stock.

     5.10 ADVANCES. Each request for an Advance or for the extension of any financial accommodation by Lender whatsoever shall constitute an affirmation that the representations and warranties contained herein are, true and correct as of the time of such request. All representations and warranties made herein shall survive the execution of this Credit Agreement, all advances of proceeds of the Loan and the execution and delivery of all other documents and instruments in connection with the Loan and/or this Credit Agreement, so long as Lender has any commitment to lend hereunder and until the Loan has been paid in full and all of Borrower's obligations under this Credit Agreement, the Note and all Security Documents have been fully discharged.

     5.11 ENFORCEABLE OBLIGATIONS. This Credit Agreement, the Note and the other Credit Documents are the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as limited by bankruptcy, insolvency or other laws or equitable principles of general application relating to the enforcement of creditors' rights.

     5.12 NO DEFAULT. No event or condition has occurred and is continuing that constitutes an Event of Default.

     5.13 SIGNIFICANT DEBT AGREEMENTS. It is not in default in any material respect under any Significant Debt Agreement.

     5.14 ERISA. (a) No Reportable Event has occurred and is continuing with respect to any Plan; (b) PBGC has not instituted proceedings to terminate any Plan; (c) neither the Borrower, any member of the Controlled Group, nor any duly-appointed administrator of a Plan (i) has incurred any liability to PBGC with respect to any Plan other than for premiums not yet due or payable or (ii) has instituted or intends to institute proceedings to terminate any Plan under
Section 4041 or 4041A of ERISA; and (d) each Plan of Borrower has been maintained and funded in all material respects in accordance with its terms and in all material respects in accordance with all provisions of ERISA applicable thereto. Neither the Borrower nor any of its Subsidiaries participates in, or is required to make contributions to, any Multi-employer Plan (as that term is defined in Section 3(37) of ERISA).

     5.15 COMPLIANCE WITH LAW. It is in substantial compliance with all laws, rules, regulations, orders, writs, injunctions and decrees that are applicable to it, or its properties, noncompliance with which would have a Material Adverse Effect.

     5.16 SOLVENT. It (both before and after giving effect to the Loans contemplated hereby) is solvent, has assets having a fair value in excess of the amount required to pay its probable liabilities on its existing debts as they become absolute and matured, and has, and will have, access to adequate capital for the conduct of its business and the ability to pay its debts from time to time incurred in connection therewith as such debts mature.

     5.17 INVESTMENT COMPANY ACT. It is not, and is not directly or indirectly controlled by, or acting on behalf of, any person which is, an "Investment Borrower" within the meaning of the Investment Borrower Act of 1940, as amended.

     5.18 TITLE. It has good and marketable title to the Collateral, subject to the Permitted Lien.

     5.19 SURVIVAL OF REPRESENTATIONS, ETC. All representations and warranties by Borrower herein shall survive the making of any Loan and the execution and delivery of any Note; any investigation at any time made by or on behalf of Lender shall not diminish Lender's right to rely on the representations and warranties herein.

     5.20 ENVIRONMENTAL MATTERS. Except as previously disclosed to Lender in writing, it, to the best of its knowledge after due investigation, is in compliance in all material respects with all applicable environmental, health and safety statutes and regulations and Borrower does not have any material contingent liability in connection with any improper treatment, disposal or release into the environment of any hazardous or toxic waste or substance.

     5.21 LICENSES, TRADENAMES. It, as of the date hereof, possesses all necessary trademarks, tradenames, copyrights, patents, patent rights, and licenses to conduct its business as now operated, without any known conflict with valid trademarks, tradenames, copyright patents and license rights of others, except for matters which could not reasonably be expected to have a Material Adverse Effect.

                                    ARTICLE 6

                              AFFIRMATIVE COVENANTS

     Until payment in full of the Loan and the complete performance of the Obligation, Borrower agrees that:

     6.1 FINANCIAL STATEMENTS, REPORTS AND DOCUMENTS. It shall deliver, or cause to be delivered, to Lender each of the following:

          (a) ANNUAL STATEMENTS OF GUARANTOR. As soon as available and in any event within one hundred twenty (120) days after the close of each fiscal year of Guarantor, audited, consolidated and consolidating financial statements of Guarantor, including its balance sheet as of the close of such fiscal year and statements of income of Guarantor for such fiscal year, in each case setting forth in comparative form the figures for the preceding fiscal year, all in reasonable detail and accompanied by an unqualified opinion thereon of independent public accountants of recognized national standing, to the effect that such financial statements have been prepared in accordance with GAAP.

          (b) QUARTERLY STATEMENTS OF GUARANTOR. As soon as available, and in any event within forty-five (45) days after each Quarterly End Date (except for that at the close of the fiscal year), copies of the balance sheet of Guarantor as of such Quarterly End Date, and statement of income of Guarantor for that quarter and for the portion of the fiscal year ending with such quarter, in each case setting forth in comparative form the figures for the corresponding period of the preceding fiscal year, all in reasonable detail and fairly stated, certified by Guarantor and prepared by Guarantor in accordance with GAAP (as to the unaudited interim financial statements, subject to the normal year-end adjustments and the absence of footnotes).

          (c) COMPLIANCE CERTIFICATE. Within forty-five (45) days after each Quarterly End Date hereafter and one hundred twenty (120) days after the year end of each fiscal year of Guarantor, a certificate signed by the chief financial officer of the Guarantor and the Borrower, substantially in the form of Exhibit "B" attached hereto certifying that after a review of the activities of Borrower during such period, Borrower has observed, performed and fulfilled each and every obligation and covenant contained herein and no Event of Default exists under any of the same or, if any Event of Default shall have occurred, specifying the nature and status thereof, and stating that all financial statements of Guarantor delivered to Lender during the respective period pursuant to Sections 6.1(a) and 6.1(b) hereof, to his or her knowledge, fairly present in all material respect the financial position of the Guarantor and the results of its operations at the dates and for the periods indicated, and have been prepared in accordance with GAAP, together with a calculation of the Financial Covenants (as to the unaudited interim financial statements, subject to the normal year-end adjustments and the absence of footnotes).

          (d) BORROWING BASE CERTIFICATE. Within twenty (20) days after the end of each month, a Borrowing Base Certificate substantially in the form attached hereto as Exhibit "C".

          (e) OTHER MONTHLY REPORTS. Within twenty (20) days after the end of each month, aging reports as to Borrower's accounts payable, accounts receivable and inventory.

          (f) SEC. Within twenty (20) days of filing, a complete copy, including all schedules, of any SEC filings made by Guarantor.

          (g) OTHER INFORMATION. Such other information concerning the business, properties or financial condition of Borrower and Guarantor as Lender shall reasonably request in writing.

     6.2 MAINTENANCE OF EXISTENCE AND RIGHTS; CONDUCT OF BUSINESS; MANAGEMENT. It will preserve and maintain its existence and all of its rights, privileges, licenses, permits, franchises and other rights necessary in the normal conduct of its business, conduct its business in an orderly and efficient manner consistent with good business practices and maintain professional management of its business.

     6.3 OPERATIONS AND PROPERTIES. It will keep in good working order and condition, ordinary wear and tear excepted, all of its assets and properties which are necessary to the conduct of its business.

     6.4 AUTHORIZATIONS AND APPROVALS. It will maintain, at its own expense, all such governmental licenses, authorizations, consents, permits and approvals as may be required to enable it to comply with its obligations hereunder and under the other Credit Documents and to operate its businesses as presently or hereafter duly conducted.

     6.5 COMPLIANCE WITH LAW. It will comply with all applicable laws, rules, regulations, and all final, nonappealable orders of any Governmental Authority applicable to it or any of its property, business operations or transactions, including without limitation, any environmental laws applicable to it, a breach of which could result in a Material Adverse Effect.

     6.6 PAYMENT OF TAXES AND OTHER INDEBTEDNESS. It will pay and discharge (i) all income taxes and payroll taxes before delinquency, (ii) all taxes, assessments, fees and other governmental charges imposed upon it or upon its income or profits, or upon any property belonging to it, before delinquent, which become due and payable, (iii) all lawful claims (including claims for labor, materials and supplies), which, if unpaid, might become a Lien upon any of its property and (iv) all of its Indebtedness arising under any Significant Debt Agreement as it becomes due and payable, except as prohibited hereunder; provided, however, that it shall not be required to pay any such tax, assessment, charge, levy, claims or Indebtedness if and so long as the amount, applicability or validity thereof shall currently be contested in good faith by appropriate actions and appropriate accruals and reserves therefor have been established in accordance with GAAP.

     6.7 COMPLIANCE WITH SIGNIFICANT DEBT AGREEMENTS AND OTHER AGREEMENTS. It will comply in all material respects with (i) all Significant Debt Agreements, and (ii) all agreements and contracts to which it is a party, a breach of which could result in a Material Adverse Effect.

     6.8 COMPLIANCE WITH CREDIT DOCUMENTS. It will comply with any and all covenants and provisions of this Credit Agreement, the Notes and all other Credit Documents.

     6.9 NOTICE OF DEFAULT. It will furnish to Lender promptly upon becoming actually aware of the existence of any event or condition that constitutes an Event of Default, a written notice specifying the nature and period of existence thereof and the action which it is taking or proposes to take with respect thereto.

     6.10 OTHER NOTICES. It will promptly notify Lender upon becoming actually aware of (a) any Material Adverse Effect, (b) any waiver, release or default under any Significant Debt Agreement, (c) any material claim not covered by insurance against Borrower or any of Borrower's properties, and (d) the commencement of, and any material determination in, any litigation with any third party or any proceeding before any Governmental Authority affecting it, except litigation or proceedings which, if adversely determined, would not have a Material Adverse Effect.

     6.11 BOOKS AND RECORDS; ACCESS; AUDITS. After and during the continuance of an Event of Default, upon three (3) Banking Days notice from Lender, it will give any authorized representative of Lender access during normal business hours to, and permit such representative to examine, copy or make excerpts from, any and all books, records and documents in its possession of and relating to the Loan, and to inspect any of its properties. It will maintain complete and accurate books and records of its transactions in accordance with good accounting practices. In addition, it will give any authorized representative of Lender access during normal business hours to conduct a minimum of one (1) audit per year. The costs of such audit, which shall not exceed $3,000.00, shall be for the account of the Borrower.

     6.12 ERISA COMPLIANCE. With respect to its Plans, it shall (a) at all times comply with the minimum funding standards set forth in Section 302 of ERISA and
Section 412 of the Code or shall have duly obtained a formal waiver of such compliance from the proper authority; (b) at Lender's written request, within thirty (30) days after the filing thereof, furnish to Lender copies of each annual report/return (Form 5500 Series), as well as all schedules and attachments required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA, in connection with each of its Plans for each year of the plan; (c) notify Lender within a reasonable time after becoming actually aware of any fact, including, but not limited to, any Reportable Event arising in connection with any of its Plans, which constitutes grounds for termination thereof by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Plan, together with a statement, if requested in writing by Lender, as to the reason therefor and the action, if any, proposed to be taken with respect thereto; and
(d) furnish to Lender within a reasonable time, upon Lender's written request, such additional information concerning any of its Plans as may be reasonably requested.

     6.13 FURTHER ASSURANCES. It will make, execute or endorse, and acknowledge and deliver or file or cause the same to be done, all such notices, certifications and additional agreements, undertakings or other assurances, and take any and all such other action, as Lender may, from time to time, deem reasonably necessary or proper to fully evidence the Loan.

     6.14 INSURANCE. It shall maintain in full force and effect at all times all insurance coverages required under the terms of this Credit Agreement and/or the Security Documents to which it is a party. In addition, it shall maintain in full force and effect at all times:

          (a) Policies of all risk coverage insurance covering all tangible personality in which Lender has been granted or obtained a security interest to secure the Obligation, in coverage amounts not less than, from time to time, the fair market value thereof.

          (b) Policies of insurance evidencing personal liability, property damage liability and malpractice liability coverages in amounts sufficient to protect its assets and reasonable for its business operations, both as reasonably acceptable to Lender, and an umbrella excess liability coverage in an amount reasonable for its business operations and reasonably acceptable to Lender shall be in effect with respect to Borrower.

          (c) Policies of workers' compensation insurance in amounts and with coverages as legally required.

          (d) Such other insurance as Lender may require, which may include, without limitation, earthquake insurance, rent abatement and/or business loss.

Without limitation of the foregoing, it shall at all times maintain insurance coverages in scope and amount not less than, and not less extensive than, the scope and amount of insurance coverages customary in the trades or businesses in which it is from time to time engaged. All of the aforesaid insurance coverages shall be issued by insurers reasonably acceptable to Lender.

     Copies of all policies of insurance evidencing such coverages in effect from time to time and showing Lender as an additional insured and loss payee shall be delivered to Lender within fifteen (15) days of the Closing Date and upon issuance of new policies thereafter. From time to time, promptly upon Lender's written request, it shall provide evidence reasonably satisfactory to Lender (i) that required coverage in required amounts is in effect, and (ii) that Lender is shown as an additional insured and loss payee with respect to all such coverages, as Lender's interest may appear, by standard (non-attribution) loss payable endorsement, additional insured endorsement, insurer's certificate or other means acceptable to Lender in its reasonable discretion. At Lender's option, it shall deliver to Lender certified copies of all such policies of insurance in effect from time to time, to be retained by Lender so long as Lender shall have any commitment to lend hereunder and/or any portion of the Obligation shall be outstanding or unsatisfied. All such insurance policies shall provide for at least thirty (30) days prior written notice of the cancellation or modification thereof to Lender.

                                    ARTICLE 7

                               NEGATIVE COVENANTS

     Until payment in full of the Loan and the performance of the Obligation, Borrower shall not, without receiving the prior express written consent of
Lender:

     7.1 EXISTENCE. Dissolve or liquidate, or merge or consolidate with or into any other entity, or turn over the management or operation of its property, assets or business to any other Person or make any substantial change in the character of its business.

     7.2 AMENDMENTS TO ORGANIZATIONAL DOCUMENTS. Amend its organizational documents if the result thereof could result in the occurrence directly or indirectly of a Material Adverse Effect.

     7.3 MARGIN STOCK. Use any proceeds of the Loan, or any proceeds of any other or future financial accommodation from Lender for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any "margin stock" as that term is defined in Regulation U or to reduce or retire any indebtedness undertaken for such purposes within the meaning of said Regulation U, and will not use such proceeds in a manner that would involve Borrower in a violation of Regulation U or of any other Regulation of the Board of Governors of the Federal Reserve System, nor use such proceeds for any purpose not permitted by Section 7 of the Exchange Act, or any of the rules or regulations respecting the extensions of credit promulgated thereunder.

     7.4 STOCK REPURCHASE. Purchase its stock in excess of $3,500,000.00 in the aggregate during any fiscal year.

     7.5 LIENS. On and after the date hereof, create, issue, assume or suffer to exist Liens upon the Collateral, except Permitted Liens.

     7.6 TRANSFER COLLATERAL. Assign, transfer or convey any of its right, title and interest in the Collateral, other than (i) sales of inventory in the ordinary course of business or (ii) expenditures of cash or other Collateral to pay ordinary operating expenses as and when incurred or (iii) dispositions of obsolete items of de minimis value in the ordinary course of business.

     7.7 MERGER; SALE OF ASSETS. (i) Sell, lease, transfer or dispose of substantially all of the Collateral to another entity; or (ii) consolidate with or merge into another entity, or permit any other entity to merge into it or consolidate with it, or permit any transfer of the ownership or power to control, Borrower.

     7.8 LOANS; INVESTMENTS. Make any loans, investments or advances to or in any Person, including without limitation any Affiliates, other than loans or advances made in the ordinary and normal course of business as now conducted.

     7.9  CAPITAL   EXPENDITURES.   Make  capital   expenditures  in  excess  of
$600,000.00 in the aggregate during any fiscal year.

     7.10  INDEBTEDNESS.  Except for existing  Indebtedness as shown on Schedule
7.10 hereto, permit to exist any Indebtedness from any Person other than an Affiliate whose indebtedness is subject to a Subordination Agreement or Lender, other than additional Indebtedness in the aggregate principal amount of $500,000.00 at any time outstanding.

     7.11 FINANCIAL COVENANTS. Permit:

          (a) Current Ratio: The Current Ratio of Guarantor to be less than
     1.50 to 1.00 at each Quarterly End Date.

          (b) The  Leverage  Ratio of  Guarantor to be greater than 1.25 to
     1.00 at each Quarterly End Date.

          (c) Interest Coverage Ratio: The ratio of Guarantor's EBIT to its interest expense to be less than 1.50 to 1.00, measured at each Quarterly End Date on an annualized basis on a rolling four (4) quarter basis.

          (d) Its net income after taxes to be less than $1.00 for two consecutive fiscal quarters during any fiscal year.

                                    ARTICLE 8

                                EVENTS OF DEFAULT

     8.1 EVENTS OF DEFAULT. An "Event of Default" shall exist if any one or more of the following events (herein collectively called "Events of Default") shall occur and be continuing:

          (a) Borrower shall fail to pay any principal of, or interest on, any Note when the same shall become due or payable and such failure continues for five (5) Banking Days after such date.

          (b) Any failure or neglect to perform or observe any of the covenants, conditions, provisions or agreements of Borrower contained herein, or in any of the other Credit Documents (other than a failure or neglect described in one or more of the other provisions of this
     Section 8.1) and such failure or neglect either cannot be remedied or, if it can be remedied, it continues unremedied for a period of thirty
     (30) days after written notice thereof to Borrower.

          (c) Any warranty, representation or statement contained in this Credit Agreement or any of the other Credit Documents, or which is contained in any certificate or statement furnished or made to Lender pursuant hereto or in connection herewith or with the Loan, shall be or shall prove to have been false in any material respect when made or furnished.

          (d) The occurrence of any material "event of default" or "default" by Borrower beyond any applicable notice, grace or cure period under any Credit Document.

          (e) Borrower or Guarantor shall (i) fail to pay any Indebtedness (other than the Note) due under any Significant Debt Agreement, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) or within any applicable grace period, (ii) fail to perform or observe any term, covenant, or condition on its part to be performed or observed under any agreement or instrument relating to such Indebtedness arising under such Significant Debt Agreement, within any applicable grace period when required to be performed or observed, if the effect of such failure to perform or observe is to accelerate the maturity of such Indebtedness, or any such Indebtedness shall be declared to be due and payable in full, or required to be prepaid in full (other than by a regularly scheduled prepayment), prior to the stated maturity thereof, or (iii) allow the occurrence of any material event of default with respect to such Indebtedness arising under any such Significant Debt Agreement, which material event of default results in such Indebtedness being declared due and payable in full.

          (f) Any one or more of the Credit Documents shall have been determined to be invalid or unenforceable against Borrower or Guarantor the same in accordance with the respective terms thereof, or shall in any way be terminated or become or be declared ineffective or inoperative, so as to deny Lender the substantial benefits contemplated by such Credit Document or Credit Documents.

          (g) Borrower or Guarantor shall (i) apply for or consent to the appointment of a receiver, trustee, custodian, intervenor or liquidator of itself or of all or a substantial part of its assets,
     (ii) file a voluntary petition in bankruptcy or admit in writing that it is unable to pay its debts as they become due, (iii) make a general assignment for the benefit of creditors, (iv) file a petition or answer seeking reorganization of an arrangement with creditors or to take advantage of any bankruptcy or insolvency laws, (v) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against it in any bankruptcy, reorganization or insolvency proceeding, or (vi) take corporate action for the purpose of effecting any of the foregoing

          (h) An involuntary petition or complaint shall be filed against Borrower or Guarantor, seeking bankruptcy or reorganization of Borrower or Guarantor, or the appointment of a receiver, custodian, trustee, intervenor or liquidator of Borrower or Guarantor, or all or substantially all of its assets, and such petition or complaint shall not have been dismissed within ninety (90) days of the filing thereof; or an order, order for relief, judgment or decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition or complaint seeking reorganization of Borrower or Guarantor, appointing a receiver, custodian, trustee, intervenor or liquidator of Borrower or Guarantor, or all or substantially all of its assets, and such order, judgment or decree shall continue unstayed and in effect for a period of ninety (90) days.

          (i) Any final judgment(s) (excluding those the enforcement of which is suspended pending appeal) for the payment of money in excess of the sum of $100,000 in the aggregate (other than any judgment covered by insurance where coverage has been acknowledged by the insurer) shall be rendered against Borrower, and such judgment or judgments shall not be satisfied, settled, bonded or discharged at least ten (10) days prior to the date on which any of its assets could be lawfully sold to satisfy such judgment.

          (j) Either (i) proceedings shall have been instituted to terminate, or a notice of termination shall have been filed with respect to, any Plans (other than a Multi-Employer Pension Plan as that term is defined in Section 4001(a)(3) of ERISA) by Borrower, any member of the Controlled Group, PBGC or any representative of any thereof, or any such Plan shall be terminated, in each case under
     Section 4041 or 4042 of ERISA, and such termination shall give rise to a liability of the Borrower or the Controlled Group to the PBGC or the Plan under ERISA having an effect in excess of $100,000 or (ii) a Reportable Event, the occurrence of which would cause the imposition of a lien in excess of $100,000 under Section 4062 of ERISA, shall have occurred with respect to any Plan (other than a Multi-Employer

     Pension Plan as that term is defined in Section 4001(a)(3) of ERISA) and be continuing for a period of ninety (90) days.

          (k) Any of the following events shall occur with respect to any Multi-Employer Pension Plan (as that term is defined in Section
     4001(a)(3) of ERISA) to which Borrower contributes or contributed on behalf of its employees and Lender determines in good faith that the aggregate liability likely to be incurred by Borrower, as a result of any of the events specified in Subsections (i), (ii) and (iii) below, will have an effect in excess of $100,000; (i) Borrower incurs a withdrawal liability under Section 4201 of ERISA; (ii) any such plan is "in reorganization" as that term is defined in Section 4241 of ERISA; or (iii) any such Plan is terminated under Section 4041A of ERISA.

          (l) The occurrence of a change in the ownership structure of Borrower without the written consent of Lender, which will not be unreasonably withheld.

          (m) The dissolution, liquidation, sale, transfer, lease or other disposal of all or substantially all of the assets or business of Borrower.

          (n) Any failure to observe any of the Financial Covenants.

          (o) A Change in Control.

          (p) The occurrence of any Material Adverse Event.

          (q) Any levy or execution upon, or judicial seizure of, any material portion of the Collateral.

          (r) The institution of any legal action or proceedings to enforce any lien or encumbrance upon any material portion of the Collateral, that is not dismissed within thirty (30) days after its institution.

          (s) The abandonment by Borrower of all or a material part of the Collateral.

          (t) The loss, theft or destruction of, or any substantial damage to, a material portion of the Collateral.

     8.2 REMEDIES UPON EVENT OF DEFAULT. If an Event of Default shall have occurred and be continuing, then Lender may, at its sole option, exercise any one or more of the following rights and remedies, and any other remedies provided in any of the Credit Documents, as Lender in its sole discretion may deem necessary or appropriate, all of which remedies shall be deemed cumulative, and not alternative:

          (a)  Cease   making   Advances   or   extensions   of   financial
     accommodations in any form to or for the benefit of Borrower,

          (b) Declare the principal of, and all interest then accrued on, the Notes and any other liabilities hereunder to be forthwith due and payable, whereupon the same shall become immediately due and payable without presentment, demand, protest, notice of default, notice of acceleration or of intention to accelerate or other notice of any kind all of which Borrower hereby expressly waives, anything contained herein or in the Note to the contrary notwithstanding,

          (c) Reduce any claim to judgment, and/or

          (d) Without notice of default or demand, pursue and enforce any of Lender' rights and remedies under the Credit Documents, or otherwise provided under or pursuant to any applicable law or agreement; provided, however, that if any Event of Default specified in Sections 8.1(g) and 8.1(h) shall occur, the principal of, and all interest on, the Note and other liabilities hereunder shall thereupon become due and payable concurrently therewith, without any further action by Lender and without presentment, demand, protest, notice of default, notice of acceleration or of intention to accelerate or other notice of any kind, all of which Borrower hereby expressly waives.

     Upon the occurrence and during the continuance of any Event of Default, Lender is hereby authorized at any time and from time to time, with five (5) days prior written notice to Borrower, to set off and apply any and all moneys, securities or other property of Borrower and the proceeds therefrom, now or hereafter held or received by or in transit to Lender or its agents, from or for the account of Borrower, whether for safe keeping, custody, pledge, transmission, collection or otherwise, and also upon any and all deposits (general or special) and credits of Borrower, and any and all claims of Borrower against Lender at any time existing. The rights of Lender under this Section 8.2 are in addition to other rights and remedies (including, without limitation, other rights of setoff) which Lender may have.

     8.3 PERFORMANCE BY LENDER. Should Borrower fail to perform any covenant, duty or agreement with respect to the payment of taxes, obtaining licenses or permits, or any other requirement contained herein or in any of the Credit Documents within the period provided herein, if any, for correction of such failure, Lender may, with five (5) days prior written notice, at its option, perform or attempt to perform such covenant, duty or agreement on behalf of Borrower. In such event, Borrower shall, at the written request of Lender, promptly pay any amount expended by Lender in such performance or attempted performance to Lender at its office in San Jose, California, together with interest thereon at the Default Rate, from the date of such expenditure until paid. Notwithstanding the foregoing, it is expressly understood that Lender does not assume any liability or responsibility for the performance of any duties of Borrower hereunder or under any of the Credit Documents or other control over the management and affairs of Borrower.

                                    ARTICLE 9

                                  MISCELLANEOUS

     9.1 MODIFICATION. All modifications, consents, amendments or waivers of any provision of any Credit Document, or consent to any departure by Borrower therefrom, shall be effective only if the same shall be in writing and accepted by Lender.

     9.2 WAIVER. No failure to exercise, and no delay in exercising, on the part of Lender, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other further exercise thereof or the exercise of any other right. The rights of Lender hereunder and under the Credit Documents shall be in addition to all other rights provided by law. No modification or waiver of any provision of this Credit Agreement, the Notes or any Credit Documents, nor consent to departure therefrom, shall be effective unless in writing and no such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.

     9.3 PAYMENT OF EXPENSES. Borrower shall pay all reasonable costs and expenses of Lender (including, without limitation, the reasonable attorneys' fees of Lender's legal counsel) incurred by Lender in connection with the documentation of the Loans, and the preservation and enforcement of Lender's rights under this Credit Agreement, the Notes, and/or the other Credit Documents; provided, however, that notwithstanding the aforesaid, with respect to any legal action between the parties hereto that is pursued to judgment the prevailing party only shall be reimbursed by the other party for all reasonable costs and expenses (including, without limitation, reasonable attorneys' fees and costs) incurred in connection with the preservation and enforcement of its rights under this Credit Agreement, the Notes and/or other Credit Documents. In addition, Borrower shall pay all reasonable costs and expenses of Lender in connection with the negotiation, preparation, execution and delivery of any and all amendments, modifications and supplements of or to this Credit Agreement, the Notes or any other Credit Document. Borrower shall receive a written estimate of all legal fees and related legal costs and will have an opportunity to review all such estimates prior to its approval, which shall not be unreasonably withheld.

     9.4 NOTICES. Except for telephonic notices permitted herein, any notices or other communications required or permitted to be given by this Credit Agreement or any other documents and instruments referred to herein must be (i) given in writing and personally delivered or mailed by prepaid certified or registered mail or sent by overnight delivery service, or (ii) made by telefacsimile delivered or transmitted, to the party to whom such notice or communication is directed, to the address of such party as follows:

         Borrower:         Vodavi Communications Systems, Inc.
                           4717 East Hilton Avenue
                           Phoenix, Arizona 85034
                           Attention:  David Husband, CFO
                           Telecopier:  480-483-0144

         Lender:           Comerica Bank - California
                           75 East Trimble Road
                           San Jose, California 95131
                           Attention:  Lending Services
                           Telecopier:  408-556-5091

         With a copy to:   Comerica Bank - California
                           400 East Van Buren
                           Suite 900
                           Phoenix, Arizona  85004
                           Attention:  Gary Miller
                           Telecopier:  (602) 417-1190

Any notice to be personally delivered may be delivered to the principal offices (determined as of the date of such delivery) of the party to whom such notice is directed. Any such notice or other communication shall be deemed to have been given (whether actually received or not) on the day it is personally delivered as aforesaid; or, if mailed, on the third day after it is mailed as aforesaid; or, if transmitted by telefacsimile, on the day that such notice is transmitted as aforesaid. Any party may change its address for purposes of this Credit Agreement by giving notice of such change to the other parties pursuant to this
Section 9.4.

     9.5 GOVERNING LAW; JURISDICTION, VENUE. The Credit Documents shall be governed by and construed in accordance with the substantive laws (other than conflict laws) of the State of Arizona, except to the extent Lender has greater rights or remedies under Federal law, whether as a national bank or otherwise, in which case such choice of Arizona law shall not be deemed to deprive Lender of any such rights and remedies as may be available under Federal law. Each party consents to the personal jurisdiction and venue of the state courts located in Maricopa County, State of Arizona in connection with any controversy related to this Credit Agreement, waives any argument that venue in any such forum is not convenient and agrees that any litigation initiated by any of them in connection with this Credit Agreement shall be venued in the Superior Court of Maricopa County, Arizona.

     9.6 INVALID PROVISIONS. If any provision of any Credit Document is held to be illegal, invalid or unenforceable under present or future laws during the term of this Credit Agreement, such provision shall be fully severable; such Credit Document shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of such Credit Document; and the remaining provisions of such Credit Document shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from such Credit Document. Furthermore, in lieu of each such illegal, invalid or unenforceable provision there shall be added as part of such Credit Document a provision mutually agreeable to Borrower and Lender as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

     9.7 BINDING EFFECT. The Credit Documents shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors, assigns and legal representatives; provided, however, that Borrower may not, without the prior written consent of Lender, assign any rights, powers, duties or obligations thereunder.

     9.8 ENTIRETY. The Credit Documents embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof and thereof.

     9.9 HEADINGS. Section headings are for convenience of reference only and shall in no way affect the interpretation of this Credit Agreement.

     9.10 SURVIVAL. All representations and warranties made by Borrower herein shall survive delivery of the Notes and the making of the Loans.

     9.11 NO THIRD PARTY BENEFICIARY. The parties do not intend the benefits of this Credit Agreement to inure to any third party, nor shall this Credit Agreement be construed to make or render Lender liable to any materialman, supplier, contractor, subcontractor, purchaser or lessee of any property owned by Borrower, or for debts or claims accruing to any such persons against Borrower. Notwithstanding anything contained herein or in the Notes, or in any other Credit Document, or any conduct or course of conduct by any or all of the parties hereto, before or after signing this Credit Agreement or any of the other Credit Documents, neither this Credit Agreement nor any other Credit Document shall be construed as creating any right, claim or cause of action against Lender, or any of its officers, directors, agents or employees, in favor of any materialman, supplier, contractor, subcontractor, purchaser or lessee of any property owned by Borrower, nor to any other person or entity other than Borrower.

     9.12 TIME. Time is of the essence hereof.

     9.13 SCHEDULES AND EXHIBITS INCORPORATED. All schedules and exhibits attached hereto, if any, are hereby incorporated into this Credit Agreement by each reference thereto as if fully set forth at each such reference.

     9.14 COUNTERPARTS. This Credit Agreement may be executed in multiple counterparts, each of which, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same agreement.

     9.15 WAIVER OF JURY TRIAL. LENDER AND BORROWER EACH ACKNOWLEDGE AND AGREE THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS CREDIT AGREEMENT OR THE LENDING RELATIONSHIP ESTABLISHED HEREBY WOULD BE BASED UPON DIFFICULT AND COMPLEX ISSUES, AND THEREFORE, BORROWER AND LENDER EACH HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING (INCLUDING ACTIONS SOUNDING IN TORT) TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS CREDIT AGREEMENT OR ANY OTHER CREDIT DOCUMENT RELATING HERETO OR ARISING FROM THE TRANSACTION CONTEMPLATED HEREUNDER OR THE LENDING RELATIONSHIP ESTABLISHED HEREBY AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE AND NOT BY A JURY.

     IN WITNESS WHEREOF, the undersigned have executed this Credit Agreement as of the day and year first above written.

                                       VODAVI COMMUNICATIONS SYSTEMS, INC.,
                                       an Arizona corporation


                                       By: /s/ Gregory K. Roeper
                                           -------------------------------------
                                       Name: Gregory K. Roeper
                                             -----------------------------------
                                       Title: CEO and President
                                              ----------------------------------


                                       COMERICA BANK-CALIFORNIA, a California
                                       banking corporation


                                       By: /s/ Gary Miller
                                           -------------------------------------
                                       Name: Gary Miller
                                             -----------------------------------
                                       Title: Vice President
                                              ----------------------------------